Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

May 7, 2020

Penn Virginia Corporation

16285 Park Ten Place, Suite 500

Houston, Texas 77084

Ladies and Gentlemen:

We hereby consent to (i) the use of the name DeGolyer and MacNaughton, (ii) references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, and (iii) the use of information from and incorporation by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, of our report of third party (our “Letter Report”) dated February 19, 2020, containing our opinion of the proved reserves and future net revenue, as of December 31, 2019, of Penn Virginia Corporation in the Registration Statement on Form S-3 (the “Registration Statement”) and the related prospectus that is a part thereof. We further consent to the inclusion of our Letter Report as an exhibit through incorporation by reference in the Registration Statement. We further consent to the reference to DeGolyer and MacNaughton under the heading “EXPERTS” in the Registration Statement and related prospectus.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716